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                                                                      Exhibit 21


         SUBSIDIARIES OF SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                    American Systems Engineering Corporation

                       Andrew Palmer & Associates Limited
              (subsidiary of SAIC Science and Engineering Limited)

                                   Bull, Inc.

                         Campus Point Realty Corporation

                          General Sciences Corporation

                               Hicks & Associates

                             JHK & Associates, Inc.

                       SAIC Commercial Enterprises, Inc.

                          SAIC de Mexico, S.A. de C.V.

                             SAIC Engineering, Inc.

                       SAIC Global Technology Corporation

                                   SAIC - MIR

                      SAIC Science and Engineering Limited
                         (subsidiary of SAIC UK Limited)

                                 SAIC UK Limited

                 Science Applications International Corporation
                                  (SAIC Canada)

            Science Applications International (Barbados) Corporation

                 Science Applications International, Europe S.A.

                            Syntonic Technology, Inc.